EXHIBIT 1


                      MINUTES OF A MEETING OF THE BOARD OF
                   DIRECTORS OF PAN ASIA COMMUNICATIONS CORP.
                     HELD ON THE 25th DAY OF FEBRUARY, 2003


The following resolution was passed by the Board of Directors of Pan Asia Communications Corp. (the "Company") having been consented to and adopted in writing by all the Directors of the Company as at February 25th, 2003.

WHEREAS the Company has agreed to issue 1,500,000 shares of common stock at $0.01 par value, in accordance with Rule S-8, for services rendered to the following parties:

NAME                NUMBER OF SHARES             SERVICES AGREEMENT
==================  ================  ========================================

==================  ================  ========================================
Murray Duncan                100,000  Business Management Consultant
------------------  ----------------  ----------------------------------------
Bob Glandon                  300,000  Strategic Management Consultant
------------------  ----------------  ----------------------------------------
Ashley V. Redmond            500,000  Mergers and Acquisitions - International
------------------  ----------------  ----------------------------------------
George Stoyanovski           250,000  Mergers and Acquisitions - North America
------------------  ----------------  ----------------------------------------
Zoltan Vass                  350,000  Strategic Management Consultant
------------------  ----------------  ----------------------------------------


EFFECTIVE this 25th day of February, 2003.




/s/ Mark Glusing                            /s/ Cecil Morris
----------------------------------          ----------------------------------
Mark Glusing, President                     Cecil Morris, Director